As Filed With the Securities and Exchange Commission on June 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

Hibbett, Inc.
(Exact name of registrant as specified in its charter)

____________________________________

Delaware	20-8159608
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2700 Milan Court
Birmingham, AL 35211
(Address of Principal Executive Offices) (Zip Code)
____________________________________

Hibbett, Inc. Amended and Restated Non-Employee Director Equity Plan
(Full title of the plan)
____________________________________

Michael E. Longo
President and Chief Executive Officer
Hibbett, Inc.
2700 Milan Court
Birmingham, Alabama 35211
(205) 942-4292
(Name, address and telephone number, including area code, of agent for service)
____________________________________

Copies to:

Jay H. Knight, Esq.
Taylor K. Wirth, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 421,213 shares of common stock, par value $0.01 per share (“Common Stock”), of Hibbett, Inc. (the “Company” or the “Registrant”), which may be issued pursuant to awards under the Company’s Amended and Restated Non-Employee Director Equity Plan (the “Amended Plan”). The Company previously registered 500,000 shares of Common Stock with respect to the Hibbett, Inc. 2012 Non-Employee Director Equity Plan (the “Original Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-182429) (the “Prior Registration Statement”). At the Company’s 2022 Annual Meeting of Stockholders, the Company’s stockholders approved the Amended Plan, which amended and restated the Original Plan to, among other things, authorize the issuance of an aggregate of 500,000 shares of Common Stock for awards made on or after May 25, 2022. As of June 3, 2022, there were 78,787 shares of Common Stock that remained available for issuance under the Original Plan. As a result, 500,000 shares of Common Stock are now available and reserved for issuance under the Amended Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the Commission on March 25, 2022 (including portions of the Registrant’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders that are specifically incorporated therein by reference);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022, filed with the Commission on June 6, 2022;

(c)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 4, 2022, April 12, 2022, May 27, 2022 and May 27, 2022 (other than information furnished in such filings pursuant to Item 2.02, Item 7.01 or Item 9.01); and

(d)    The description of the Registrant’s Common Stock as set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 25, 2022.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information deemed “furnished” but not “filed” under Items 2.02, 7.01 or 9.01 of the Company’s Current Reports on Form 8-K, including any related exhibits expressly designated therein, will not be deemed incorporated by reference into this Registration Statement or the related prospectus.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on May 31, 2012).
3.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed on June 24, 2021).
3.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed on May 27, 2022).
3.4	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on June 24, 2021).
4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on June 24, 2021).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page of this Registration Statement).
99.1	Hibbett, Inc. Amended and Restated Non-Employee Director Equity Plan (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed on May 27, 2022).
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 6th day of June, 2022.

HIBBETT, INC.

By:	/s/ Michael E. Longo
Michael E. Longo
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Benck and Elaine V. Rodgers, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned further grants unto such attorneys-in-fact, and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he or she might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Longo	President, Chief Executive Officer and Director	June 6, 2022
Michael E. Longo	(Principal Executive Officer)

/s/ Robert J. Volke	Senior Vice President and Chief Financial Officer	June 6, 2022
Robert J. Volke	(Principal Financial and Accounting Officer)

/s/ Anthony F. Crudele	Chairman of the Board	June 6, 2022
Anthony F. Crudele

/s/ Ramesh Chikkala	Director	June 6, 2022
Ramesh Chikkala

/s/ Karen S. Etzkorn	Director	June 6, 2022
Karen S. Etzkorn

/s/ Terry G. Finley	Director	June 6, 2022
Terry G. Finley

/s/ Dorlisa K. Flur	Director	June 6, 2022
Dorlisa K. Flur

/s/ James A. Hilt	Director	June 6, 2022
James A. Hilt

/s/ Linda Hubbard	Director	June 6, 2022
Linda Hubbard

/s/ Jamere Jackson	Director	June 6, 2022
Jamere Jackson

/s/ Lorna E. Nagler	Director	June 6, 2022
Lorna E. Nagler